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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


         --------------------------------------------------------------



                                    FORM 8-K

                                 CURRENT REPORT



         Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 13, 1999



                        CENTENNIAL HEALTHCARE CORPORATION
                        ---------------------------------

             (Exact name of registrant as specified in its charter)

            Georgia                                000-22771                               58-1839701
-------------------------------             ------------------------           ---------------------------------
(State or other jurisdiction of             (Commission File Number)           (IRS Employer Identification No.)
        incorporation)

          400 Perimeter Center Terrace, Suite 650, Atlanta, Georgia                          30346
----------------------------------------------------------------------                 ------------------
                   (Address of principal executive offices)                                (Zip Code)

                                 (770) 698-9040
                           --------------------------
              (Registrant's telephone number, including area code)

                                 Not applicable
          (Former name or former address, if changed since last report)



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Item 4.   Changes in the Company's Certifying Accountants

          (a) Previous Independent Accountants

               (i) On July 13, 1999, Centennial HealthCare Corporation (the "Company") contacted representatives of PricewaterhouseCoopers LLP ("PWC") to inform them that their firm would no longer be engaged as the principal accountant to audit the Company's financial statements for the fiscal year ending December 31, 1999 and terminated the relationship effective July 13, 1999.

               (ii) PWC's reports on the financial statements for the past two fiscal years did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

               (iii) The decision to change accountants was recommended by the Company's management and approved by the Company's Board of Directors.

               (iv) In connection with its audits for the two most recent fiscal years ended December 31, 1997 and 1998 and during the subsequent interim periods, there have been no disagreements, except as described below, with PWC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. During the process of PWC's audit of the December 31, 1998 fiscal year, PWC and the Company had a disagreement regarding the level of reserves required for certain amounts which the Company disputed with its fiscal intermediary. The Company disputed the fiscal intermediary's conclusions and has filed an administrative appeal to these conclusions. PWC held the position that the Company should record a $2.5 million reserve against the approximately $4 million in dispute. The Company believed that no additional reserve was required. This matter resulted in several prolonged discussions between PWC and senior management of the Company, with the Company ultimately recording a reserve for $2 million.

               (v) During the Company's two most recent fiscal years, no "reportable events" (as described in Item 304(a)(1)(v) of Regulation S-K of the Securities Exchange Act of 1934) have occurred, except as described below. During 1998 and 1997, PWC advised the Company that it believed significant deficiencies existed in the design and operation of the Company's internal control structure that could adversely affect the Company's ability to record, process, summarize and report financial information on an accurate and timely basis.

               (vi) The Company requested PWC to furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made by the Company in response to Item 304 of Regulation S-K. PWC's letter will be filed as an Exhibit to an amendment to this Form 8-K.

     (b) New Independent Accountants


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               (i) The Company engaged Arthur Andersen LLP ("Andersen") as its new independent accountants effective July 13, 1999. During the most recent fiscal year and through July 13, 1999, the Company has not consulted with Andersen concerning their financial statements, including the following items: an audit of the Company's financial statements as the principal accountant, an audit of a significant subsidiary as an independent accountant, the application of accounting principles to a specified transaction or the type of audit opinion that might by rendered on the Company's financial statements or any matter which concerned a disagreement or "reportable event" with the previous independent accountants.





Item 7.   Financial Statements and Exhibits

          (c)  Exhibits.

               16.1 Letter from PricewaterhouseCoopers LLP related to the change in certifying accountants will be filed by amendment no later than ten business days after the filing of this Form 8-K.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            CENTENNIAL HEALTHCARE CORPORATION
                                            (Registrant)



Date:   July 20, 1999                       By:  /s/ Alan C. Dahl
        -----------------                        -------------------------------
                                                 Alan C. Dahl,
                                                 Executive Vice President and
                                                 Chief Financial Officer


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